                                                                     EXHIBIT 4.4

                                 TRUST AGREEMENT

                                     BETWEEN

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                           CALIFORNIA MICROWAVE, INC.

                                       AND

                        FIDELITY MANAGEMENT TRUST COMPANY

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                  CALIFORNIA MICROWAVE TAX-DEFERRED SAVINGS AND
                          DEFERRED PROFIT SHARING PLAN

                                      TRUST

                           DATED AS OF JANUARY 1, 1998

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

 1   TRUST..................................................................2

 2   EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS ..............2

 3   DISBURSEMENTS..........................................................2
    (a) Administrator Directed Disbursements
    (b) Participant Withdrawal Requests
    (c) Limitations

 4   INVESTMENT OF TRUST....................................................3
    (a) Selection of Investment Options
    (b) Available Investment Options
    (c) Participant Direction
    (d) Mutual Funds
    Participant Loans
    Guaranteed Investment Contracts
    Reliance of Trustee on Directions
    Trustee Powers

 5   RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED .............8
    (a) General
    (b) Accounts
    (c) Inspection and Audit
    (d) Effect of Plan Amendment
    (e) Returns, Reports and Information

 6   COMPENSATION AND EXPENSES..............................................9

 7   DIRECTIONS AND INDEMNIFICATION.........................................9
    (a) Identity of Administrator and Named Fiduciary
    (b) Directions from Administrator
    (c) Directions from Named Fiduciary
    (d) Co-Fiduciary Liability
    (e) Indemnification
    (f) Survival

                                TABLE OF CONTENTS

                                   (CONTINUED)

SECTION                                                                     PAGE

 8   RESIGNATION OR REMOVAL OF TRUSTEE......................................11
     (a) Resignation
     (b) Removal

 9   SUCCESSOR TRUSTEE......................................................11
     (a) Appointment
     (b) Acceptance
     (c) Corporate Action

10   TERMINATION............................................................11

11   RESIGNATION, REMOVAL, AND TERMINATION NOTICES..........................12

12   DURATION...............................................................12

13   AMENDMENT OR MODIFICATION..............................................12

14   GENERAL................................................................12
     (a) Performance by Trustee, its Agents or Affiliates
     (b) Entire Agreement
     (c) Waiver
     (d) Successors and Assigns
     (e) Partial Invalidity
     (f) Section Headings

15   GOVERNING LAW..........................................................13
     (a) Massachusetts Law Controls
     (b) Trust Agreement Controls

SCHEDULES

   A.  Administrative Services
   B.  Fee Schedule
   C.  Investment Options
   D.  Administrator's Authorization Letter
   E.  Named Fiduciary's Authorization Letter
   F.  IRS Determination Letter or Opinion of Counsel
   G.  Existing GICs
   H.  Telephone Exchange Guidelines
   I.  Operational Guidelines for Non-Fidelity Mutual Funds
   J.  Blended Fund Guidelines

        TRUST AGREEMENT, dated as of the first day of January, 1998, between CALIFORNIA MICROWAVE, INC., a Delaware corporation, having an office at 1143 Borregas Avenue, Sunnyvale, California 94065 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                   WITNESSETH:

        WHEREAS, the Sponsor is the sponsor of the California Microwave Tax-Deferred Savings and Deferred Profit Sharing Plan (the "Plan"); and

        WHEREAS, the Sponsor wishes to establish a trust to hold and invest Plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

        WHEREAS, the Trustee will accept the assets held in the Morely Stable Value Funds as of February 1, 1998, and this Agreement will be subsequently amended to reflect the addition to the Trust of the fund and to add operational guidelines within which the Trustee will administer the fund; and

        WHEREAS, California Microwave, Inc. (the "Named Fiduciary") is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and

        WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Named Fiduciary; and

        WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

        WHEREAS, the Administrative Committee (the "Administrator") is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA); and

        WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

SECTION 1. TRUST. The Sponsor hereby establishes the California Microwave Tax-Deferred Savings and Deferred Profit Sharing Plan Trust (the "Trust"), with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

SECTION 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS. Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration.

SECTION 3.  DISBURSEMENTS.

        (a) Administrator-Directed Disbursements. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain such direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

        (b) Participant Withdrawal Requests. The Sponsor hereby directs that, pursuant to the Plan, a participant withdrawal request (in-service or full withdrawal) may be made by the participant by telephone, or in such other manner as may be agreed to from time to time by the Sponsor and Trustee, and the Trustee shall process such request only after the identity of the participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall process such withdrawal in accordance with written guidelines provided by the Sponsor and documented in the Plan Administrative Manual.

        (c) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall make cash disbursements in accordance with the applicable source and fund withdrawal hierarchy as documented in the Plan Administrative Manual, unless the Administrator has provided a written direction to the contrary.

SECTION 4.  INVESTMENT OF TRUST.

        (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

        (b) Available Investment Options. The Named Fiduciary shall direct the Trustee as to the investment options in which the Trust shall be invested during the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of participant records ("recordkeeping reconciliation period"), and the investment options which Plan participants may invest following the reconciliation period, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only: (i) securities issued by the investment companies advised by Fidelity Management & Research Company and certain securities issued by investment companies not advised by Fidelity Management & Research Company (collectively, "Mutual Funds"), (ii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, (iii) guaranteed investment contracts heretofore entered into by the Sponsor or predecessor trustee and specifically identified on Schedule "G" attached hereto ("Existing GICs"), and (iv) collective investment funds maintained by the Trustee for qualified plans.

        The Named Fiduciary hereby directs the Trustee to continue to hold such Existing GICs until contract maturity or until the Named Fiduciary directs otherwise, it being expressly understood that such direction is given in accordance with Section 403(a) of ERISA. The Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets (including the proceeds from any existing GICs) that are invested in guaranteed investment contracts chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans.

        The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

        (c) Participant Direction. As authorized under the Plan, each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts.



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

Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "H". In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the investment option set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

        (d) Mutual Funds. The Named Fiduciary hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund. All transactions involving Mutual Funds not advised by Fidelity Management & Research Company (Non-Fidelity Mutual Funds) shall be done in accordance with the Operational Guidelines attached hereto as Schedule "I". Trust investments in Mutual Funds shall be subject to the following limitations:

                      (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation and wire transfer of funds (if applicable) necessary to accurately effect such transactions. Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "H".

                      (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant.

        During the Recordkeeping Reconciliation Period, the Named Fiduciary shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust. Following the Recordkeeping Reconciliation Period the Named Fiduciary shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote the Mutual Fund shares held in a short-term liquidity reserve for a unitized investment option.

        With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from participants or the Named Fiduciary.

        (e) (i) Participant Loans. (General Purpose) The Administrator shall act as the Trustee's agent for participant loan notes and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets and (ii) collect and remit all principal and interest payments to the Trustee. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the loan agreement and truth-in-lending disclosure with the proceeds check to the participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a participant under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

        (e)(ii) Participant Loans. (Primary Residence) The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) separately account for repayments of such loans and clearly identify such assets as Plan assets, (iii) collect and remit all principal and interest payments to the Trustee, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall direct the Trustee as to the type of loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the participant if so directed by the Administrator. In all cases, approval or disapproval by the Administrator shall be made within thirty
(30) days of the participant's initial request (the origination date).

        (f) Guaranteed Investment Contracts. Trust investments in guaranteed investment contracts ("GICs") shall be subject to the following limitations:

               (i) Collective Investment Funds. To the extent that the Named Fiduciary selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio.

                      (ii) Existing GICs blended with MIP. The funds shall consist of existing GICs and the Managed Income Portfolio. All transactions involving the "Blended Fund" shall be done in accordance with the Operating Procedures attached hereto as Schedule "J".

        (g) Reliance of Trustee on Directions.

                      (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts.

                      (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

        (h) Trustee Powers. The Trustee shall have the following powers and authority:

                      (i) Subject to paragraphs (b) and (c) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

                      (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in Investment Contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

                      (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

                      (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

                      (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

                      (vi) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

                      (vii) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

                      (viii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

                      (ix) To invest all of any part of the assets of the Trust in any collective investment trust or group trust which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Internal Revenue Code ("Code"), or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revue Service: the provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

                      (x) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

SECTION 5.  RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.

        (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

        (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty
(60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

        (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

        (d) Effect of Plan Amendment. A confirmation of the current qualified status of the Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

        (e) Returns, Reports and Information. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee.

SECTION 6. COMPENSATION AND EXPENSES. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount or the Sponsor may direct the Trustee to deduct such amount from participants' accounts. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.

SECTION 7.  DIRECTIONS AND INDEMNIFICATION.

        (a) Identity of Administrator and Named Fiduciary. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

        (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. For purposes of this Section, such direction may also be made via electronic data transfer (EDT) in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator.

        (c) Directions from Named Fiduciary. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. Such direction may also be made via electronic EDT in accordance with procedures agreed to by the Named Fiduciary and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Named Fiduciary.

        (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

        (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or



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

asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the Trustee's negligence or bad faith.

        (f) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.

SECTION 8.  RESIGNATION OR REMOVAL OF TRUSTEE.

        (a) Resignation. The Trustee may resign at any time upon thirty (30) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

        (b) Removal. The Sponsor may remove the Trustee at any time upon sixty
(60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

SECTION 9.  SUCCESSOR TRUSTEE.

        (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

        (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, the predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

        (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

SECTION 10. TERMINATION. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

SECTION 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Bruce Bigwood, California Microwave, 1143 Borregas Avenue, Sunnyvale, California 94065, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

SECTION 12. DURATION. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

SECTION 13. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor.

SECTION 14.  GENERAL.

        (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

        (b) Entire Agreement. This Agreement together with the schedules attached hereto, which are hereby incorporated herein contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

        (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

        (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

        (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 15.  GOVERNING LAW.

        (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

        (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        CALIFORNIA MICROWAVE, INC.

Attest: /s/ George L. Spillane          By: /s/ Bruce A. Bigwood
       --------------------------          -------------------------------------
        Secretary
                                        Name:  Bruce A. Bigwood
                                             -----------------------------------
                                        Title: Director, Benefits & Compensation
                                              ----------------------------------
                                        Date:  12/30/97
                                             -----------------------------------

                                            FIDELITY MANAGEMENT TRUST

                                            COMPANY

Attest: /s/ Douglas Kent                    By: /s/ Cheryl L. Gladstone
       -----------------------                 ---------------------------------
        Secretary
                                            Name:  Cheryl L. Gladstone
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------
                                            Date:  1/6/98
                                                 -------------------------------

                                  SCHEDULE "A"

                             ADMINISTRATIVE SERVICES

Administration

* Establishment and maintenance of participant account and election percentages.

*   Maintenance of the following Plan investment options:

        - Managed Income Fund/Blended with Existing GICs
        - Fidelity Puritan Fund
        - Fidelity Magellan Fund
        - Strong Opportunity Fund

*   Maintenance of the following money classifications:

        - Salary Deferral
        - Basic Match
        - Profit Sharing
        - Rollover

        The Trustee will provide the recordkeeping and administrative services set forth on this Schedule "A" and as detailed in the Plan Administrative Manual and no others.

A)      Provide Participant Telephone Services

        1. Fidelity registered representatives are available from 8:30 a.m. - 8:00 p.m. ET to provide toll free telephone service for participant inquiries and transactions. Additionally, participants have 24 hour account balance and transaction inquiry access utilizing our automated voice response system and the internet.

        2. For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a Personal Identification Number (PIN) and/or any other indicative data resident on the system.

        3. Through our telephone services, Fidelity provides the following services:

            -  Provide Plan investment option information.

            -  Maintain Plan specific provisions.

            - Process exchanges (transfers) between investment options on a daily basis.

            - Maintain and process changes to participants' contribution allocations for all money sources.

            - Allow participants to change their deferral and provide updates via EDT for customer to apply to its payrolls accordingly.

            - Consult with participants in various loan scenarios and generate all documentation.

            - Process all participant loan and withdrawal requests via Fidelity's toll-free telephone service according to Plan provisions on a daily basis.

            - In-service withdrawals via telephone due to certain circumstances previously approved by the Sponsor.

            - Hardship withdrawals via telephone as directed and approved by the Sponsor.

            - Enroll new participants via telephone; provide confirmation of enrollment within five (5) days of the request.

B)      PLAN ACCOUNTING

        1. Process payroll contributions according to payroll frequency via electronic data transfer (EDT), consolidated magnetic tape or diskette. The data format will be provided by Fidelity.

        2. Provide Plan and participant level accounting for up to nine (9) money classifications for the Plan.

        3. Audit and reconcile the Plan and participant accounts daily.

        4. Provide daily Plan and participant level accounting for the Plan investment options.

        5. Reconcile and process participant withdrawal requests as approved and directed by the Sponsor. All requests are paid based on the current market values of participants' accounts, not advanced or estimated values. A distribution report will accompany each check.

        6. Track individual participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to the Sponsor to assist in the administration of participant loans.

        7. Maintain and process changes to participants' prospective and existing investment mix elections via Fidelity's toll-free telephone service.

C)      PARTICIPANT REPORTING

        1. Mail confirmation to participants of all transactions initiated via Fidelity Telephone Services within three (3) calendar days of the transaction.

        2. Prepare and mail via first class to each Plan participant a quarterly detailed participant statement reflecting all activity for the period. Statements will be mailed no later than twenty (20) calendar days after each quarter end.

        3. Mail required 402(f) notification for distribution from the Plan. This notice advises participants of the tax consequences of their Plan distributions.

D)      PLAN REPORTING

        1. Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) days after the end of each month in the absence of unusual circumstances.

        2. Prepare, reconcile and deliver a Quarterly Administrative Report presenting both on a participant and a total Plan basis all money classes, investment positions and a summary of all activity of the participant and Plan as of the last business day of the quarter. The report will be delivered not later than twenty (20) days after the end of each quarter in the absence of unusual circumstances.

E)      GOVERNMENT REPORTING

        1. Process year-end tax reports for participants - 1099R, as well as financial reporting to assist in the preparation of Form 5500.

F)      COMMUNICATION SERVICES

        1. Employee communications describing available investment options, including multimedia informational materials and group presentations.

G)      OTHER

        1. Performance of non-discrimination limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.

        2. Monitor and process required minimum distribution amounts (MRD) as follows: the Trustee will notify the MRD participant and, upon notification from the MRD participant, will use the MRD participant's information to process their distributions. If the MRD participant does not respond to the Trustee's notification, the Sponsor directs the Trustee to automatically begin the required distributions for the participant.



CALIFORNIA MICROWAVE, INC.                  FIDELITY MANAGEMENT TRUST
                                            COMPANY

By: /s/ Bruce A. Bigwood, 12/30/97          By: /s/ Cheryl L. Gladstone, 1/6/98
   -------------------------------             --------------------------------
                            Date               Vice President             Date

                                  SCHEDULE "B"

                                  FEE SCHEDULE

Annual Participant Fee:                 $8.00 per participant*, subject to a
                                        $15,000 per year minimum, billed and
                                        payable quarterly.

Enrollments by Phone:                   $5.00 per non-active employee residing
                                        on Fidelity's participant recordkeeping
                                        system.

Loan Fee:                               Establishment fee of $35.00 per loan
                                        account; annual fee of $15.00 per loan
                                        account.

Minimum Required Distribution:          $25.00 per participant per MRD
                                        withdrawal.

In-Service Withdrawals by Phone:        $20.00 per withdrawal.

Plan Sponsor Workstation (PSW):         $2,500 per year for the first PSW. Each
                                        additional PSW $1,500 per year. $5.00
                                        per hour per PSW for online usage (no
                                        charge if accessed via another internet
                                        service provider.)

Return of Excess Contribution Fee:      $25.00 per participant, one-time charge
                                        per calculation and check generation.

Non-Fidelity Mutual Funds:              .35% trust administration fee on all
                                        Non-Fidelity Mutual Fund assets (to
                                        be paid by the Non-Fidelity Mutual Fund
                                        vendor.)


* Other Fees: separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity, or for reports not contemplated in this Agreement. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

* This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to keep a participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through calendar year-end for 1099-R reporting purposes.

GIC Fees

*Existing GIC Recordkeeping Fee .05% on all existing GIC assets

Note: These fees have been negotiated and accepted based on the following Plan characteristics: current plan assets of $48.2 million, current participation of 1,750 participants, current GIC assets of $11 million, total Fidelity managed Mutual Fund assets of $24.3 and projected net cash flows of $3.5 million per year. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels.


CALIFORNIA MICROWAVE INC.                   FIDELITY MANAGEMENT TRUST
                                            COMPANY

By: /s/ Bruce A. Bigwood, 12/30/97          By: /s/ Cheryl L. Gladstone, 1/6/98
   -------------------------------             --------------------------------
                            Date               Vice President             Date

                                  SCHEDULE "C"

                               INVESTMENT OPTIONS

        In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

        -Managed Income Fund/Blended with Existing GICs

        -Fidelity Puritan Fund

        -Fidelity Magellan Fund

        -Strong Opportunity Fund

        The investment option referred to in Section 4(c) shall be Fidelity Retirement Money Market Portfolio.

CALIFORNIA MICROWAVE, INC.

By: /s/ Bruce A. Bigwood, 12/30/97
   -------------------------------
                            Date

                                  SCHEDULE "D"

                          [ADMINISTRATOR'S LETTERHEAD]

                                                                          [DATE]

Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street- MM3H
Boston, Massachusetts  02109

                                 [NAME OF PLAN]

        *** NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan.

        Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***

Dear Ms. Redden:

        This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

        You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                       Very truly yours,

                                       [ADMINISTRATOR]

                                       By

[signature of designated individual]
[name of designated individual]

[signature of designated individual]
[name of designated individual]

[signature of designated individual]
[name of designated individual]

                                  SCHEDULE "E"

                         [NAMED FIDUCIARY'S LETTERHEAD]

                                                                          [DATE]

Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street - MM3H
Boston, Massachusetts  02109

                                 [NAME OF PLAN]

Dear Ms. Redden:

        This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

        You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                        Very truly yours,

                                        [NAMED FIDUCIARY]

                                        By

[signature of designated individual]
[name of designated individual]

[signature of designated individual]
[name of designated individual]

[signature of designated individual]
[name of designated individual]

                                  SCHEDULE "F"
                              [LAW FIRM LETTERHEAD]

**NOTE: MAY SUBSTITUTE THE PLAN'S IRS DETERMINATION LETTER IF THE LETTER IS NO MORE THAN TWO YEARS OLD.

Carolyn Redden
Fidelity Institutional Retirement
Services Company
82 Devonshire Street - MM3H
Boston, MA  02109

                                 [NAME OF PLAN]

Dear Ms. Redden

        In accordance with your request, this letter sets forth our opinion with respect to the qualified status under section 401(a) of the Internal Revenue Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the "Code"), of the [name of plan], as amended to the date of this letter (the "Plan").

        The material facts regarding the Plan as we understand them are as follows. The most recent favorable determination letter as to the Plan's qualified status under section 401(a) of the Code was issued by the [location of Key District] District Director of the Internal Revenue Service and was dated [date] (copy enclosed). The version of the Plan submitted by [name of company] (the "Company") for the District Director's review in connection with this determination letter did not contain amendments made effective as of [date]. These amendments, among other matters, [brief description of amendments]. [Subsequent amendments were made on [date] to amend the provisions dealing with [brief description of amendments].]

        The Company has informed us that it intends to submit the Plan to the [location of Key District] District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan's qualified status under section 401(a) of the Code. The Company may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but we do not expect any of these modifications to be material. The Company has informed us that it will make these modifications.

        Based on the foregoing statements of the Company and our review of the provisions of the Plan, it is our opinion that the Internal Revenue Service will issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under section 401(a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.

        [Furthermore, in that the assets are in part invested in common stock issued by the Company or an affiliate, it is our opinion that the Plan is an "eligible individual account plan" (as defined under Section 407(d)(3) of ERISA) and that the shares of common stock of the Company held and to be purchased under the Plan are "qualifying employer securities" (as defined under Section 407(d)(5) of ERISA). Finally, it is our opinion that interests in the Plan are not required to be registered under the Securities Act of 1933, as amended, or, if such registration is required, that such interests are effectively registered under said Act.]

                                   Sincerely,
                                   [name of law firm]

                                   By   [signature]
                                      ---------------------------------
                                        [name of partner]

                                  SCHEDULE "G"

                                  EXISTING GICS

In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee to continue to hold the following Existing GICs until such time as the Named Fiduciary directs otherwise:

                      CONTRACT ISSUER:  ITT HARTFORD GA-42001
                      EFFECTIVE DATE:  7/1/93
                      MATURITY DATE: 12/31/98

                      CONTRACT ISSUER:  CONTINENTAL ASSURANCE COMPANY GP-12985
                      EFFECTIVE DATE:   7/5/94
                      MATURITY DATE:  6/30/99

                      CONTRACT ISSUER: NEW YORK LIFE INSURANCE COMPANY GA-30298 EFFECTIVE DATE: 7/1/95
                      MATURITY DATE:  6/30/2000

                      CONTRACT ISSUER: METROPOLITAN LIFE INSURANCE CO. GA-20267 EFFECTIVE DATE: 7/1/96
                      MATURITY DATE: 6/30/2001

CALIFORNIA MICROWAVE, INC.

By: /s/ Bruce A. Bigwood, 12/30/97
   -------------------------------
                            Date

                                  SCHEDULE "H"

                          TELEPHONE EXCHANGE GUIDELINES

The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange guidelines at its discretion.

EXCHANGES BETWEEN INVESTMENT OPTIONS

Participants may call on any business day to exchange between investment options. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next business day basis.



CALIFORNIA MICROWAVE, INC.

By: /s/ Bruce A. Bigwood, 12/30/97
   -------------------------------
                            Date

                                  SCHEDULE "I"

              OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS

PRICING

By 7:00 p.m. Eastern Time ("ET") each Business Day, the Non-Fidelity Mutual Fund Vendor (Fund Vendor) will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor:
(1) the net asset value for each Fund at the Close of Trading, (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day (a "Business Day" is any day the New York Stock Exchange is open). If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by Fund Vendor.

TRADE ACTIVITY AND WIRE TRANSFERS

By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date plus One"), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, by no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

PROSPECTUS DELIVERY

FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Plan participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Plan participants. FIIOC shall bear the costs of mailing prospectuses to Plan participants.

PROXIES

Participants shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Non-Fidelity Mutual Funds credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. During the participant recordkeeping reconciliation period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Non-Fidelity Mutual Funds in the Trust. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from participants or the Sponsor.

The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.

PARTICIPANT COMMUNICATIONS

The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan participants and in quarterly participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

COMPENSATION

FIIOC shall be entitled to fees as set forth in a separate agency agreement with the Fund Vendor.

INDEMNIFICATION

The Fund Vendor shall be responsible for compensating participants and/or FIIOC in the event that losses occur as a result of (1) the Fund Vendor's failure to provide FIIOC with Price Information or (2) providing FIIOC with incorrect Price Information.

                                  SCHEDULE "J"
                              OPERATING PROCEDURES

                           FOR THE MANAGED INCOME FUND

I.      DESCRIPTION OF INVESTMENT OPTION

        The Managed Income Fund will be comprised of units in the Fidelity Institutional Cash Portfolio: Money Market Portfolio ("STIF"), units in the Fidelity Group Trust for Employee Benefits Plan Managed Income Portfolio ("MIP") and the existing Investment Contracts listed on Schedule "G" purchased prior to the effective date of the Trust Agreement between the Trustee and the Sponsor.

II.     INVESTMENT OPTION TRANSACTIONS

        All transactions for the Managed Income Fund will be coordinated by the Trustee based on the procedures outlined in this document.

III.    VALUATION

        The Trustee will value the Managed Income Fund on a daily basis and produce a blended mil rate to reflect the net income earned by the Managed Income Fund.

IV.     MONEY MOVEMENT

        All money transfers to and from the Managed Income Fund will be made through the STIF portion of the Managed Income Fund. Plan level transactions representing cumulative participant level transactions will update nightly to the STIF portion to ensure "same day" settlement of all transactions.

V.      CASH MANAGEMENT

        The Sponsor will maintain 3% of the Managed Income Fund in STIF. The Trustee will monitor the cashflows and the balance of the STIF portion. If the STIF balance exceeds 3%, the Trustee will transfer the excess to the MIP. If the STIF balance falls below 3%, the Trustee will request money from the Investment Contract carriers and/or the MIP on a Prorata basis to replenish the balance to 3%.


VI.     INVESTMENT CONTRACT MATURITIES

        The proceeds from a maturing Investment Contract will be transferred to the STIF portion for subsequent reinvestment in the MIP. The Trustee will provide wiring instructions to the Investment Contract carrier.

VII.    RECONCILIATION

        The Fidelity Participant Recordkeeping System (FPRS) will be reconciled to the Managed Income Portfolio Accounting System (GUIDE) on a daily and monthly basis. The Investment Contract portion will be reconciled to the carrier balances on a monthly basis.

VIII.   FEE COLLECTION FOR ACCOUNTING SERVICES

        The Trustee will accrue its fee for Accounting services on a daily basis, and will deduct the fee monthly from the earnings of the Managed Income Fund.

IX.     CHANGES TO THE SCHEDULE

        This Schedule may be amended or modified at any time and from time to time only by an instrument executed by both the Trustee and the Sponsor.

X.      DISCONTINUANCE OF ACCOUNTING SERVICES

        The Trustee will discontinue accounting services for the Managed Income Fund once all the Investment Contracts have matured.

California Microwave                        Fidelity Management Trust Company

By: /s/ Bruce A. Bigwood                    By: /s/ Cheryl L. Gladstone
   -------------------------------             --------------------------------
                            Date               Vice President             Date

                   FIRST AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           CALIFORNIA MICROWAVE, INC.

        THIS FIRST AMENDMENT, dated as of the first day of April, 1998, by and between Fidelity Management Trust Company (the "Trustee") and California Microwave, Inc. (the "Sponsor");

                                   WITNESSETH:

        WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated January 1, 1998, with regard to the California Microwave Tax-Deferred Savings and Deferred Profit Sharing Plan (the "Plan"); and

        WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

        NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

               (1) Amending the "investment options" section of Schedules "A" and "C" to add the following:

                      -   Fidelity Low-Priced Stock Fund
                      -   Spartan U.S. Equity Index Fund
                      -   Fidelity Diversified International Fund
                      -   Fidelity U.S. Bond Index Fund
                      -   Franklin Small Cap Growth Fund I

        IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CALIFORNIA MICROWAVE, INC.                 FIDELITY MANAGEMENT TRUST
                                           COMPANY

By: /s/ Bruce A. Bigwood                    By: /s/ Vice President
   -------------------------------             --------------------------------
                            Date               Vice President             Date

                   SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           CALIFORNIA MICROWAVE, INC.

        THIS SECOND AMENDMENT, dated as of the fourth day of January, 1999, by and between Fidelity Management Trust Company (the "Trustee") and California Microwave, Inc. (the "Sponsor");

                                   WITNESSETH:

        WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated January 1, 1998, with regard to the California Microwave Tax-Deferred Savings and Deferred Profit Sharing Plan (the "Plan"); and

        WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

        NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

        (1) Amending Section 4(b), Available Investment Options, by adding the following new subsection (v), as follows:

                (v) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock"),

        (2) Amending Section 4, Investment of Trust, by adding the following new subsection:

               (i) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the California Microwave Stock Fund (the "Stock Fund"). Investments in the Stock Fund shall consist primarily of shares of Sponsor Stock. In order to satisfy daily participant exchange or withdrawal requests for transfers and payments, the Stock Fund shall also include cash or short-term liquid investments in accordance with this paragraph. Such holdings will include Fidelity Institutional Cash Portfolios: Money Market Portfolio:
               Class I or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee. The Named Fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term liquid investments. The Trustee shall be responsible for ensuring that the actual cash held in the Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. The Trustee shall determine a daily net asset value ("NAV") for each unit outstanding of the Stock Fund. Valuation of the Stock Fund shall be based upon the 4:00 p.m. New York Stock Exchange ("NYSE") closing price of the stock, or if unavailable, the latest available price as reported by the principal national securities



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

                exchange on which the Sponsor Stock is traded. The NAV shall be adjusted by dividends paid on the shares of Sponsor Stock held by the Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Stock Fund, expenses that, pursuant to Sponsor direction, the Trustee accrues from the Stock Fund, and commissions on purchases and sales of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

                        (i) Acquisition Limit. Pursuant to the Plan, the Trust
                may be invested in Sponsor Stock to the extent necessary to comply with investment directions in accordance with this Agreement.

                        (ii) Fiduciary Duty of Named Fiduciary. The Named
                Fiduciary shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

                        (iii) Purchase and sales of Sponsor Stock shall be made
                on the open market as necessary to maintain the target cash percentage and drift allowance for the Stock Fund, provided that:

                                (1) If the Trustee is unable to purchase or sell
                the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                                (2) If the Trustee is prohibited by the
                Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then the Trustee shall purchase or sell such shares as soon as possible thereafter. The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

                        (iv) Execution of Purchases and Sales.

                        (A) Purchases and sales of units in the Stock Fund
                (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the Stock Fund shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "H". The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.



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

                        (B) Purchases and Sales from or to Sponsor. If directed
                by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the 4:00 p.m. NYSE closing price of the Sponsor Stock on the trading date.

                        (C) Use of an Affiliated Broker. The Sponsor hereby
                directs the Trustee to use Fidelity Capital Markets, Inc. ("Capital Markets") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. Capital Markets shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                                (1) As consideration for such brokerage
                services, the Sponsor agrees that Capital Markets shall be entitled to remuneration under this direction provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                                (2) The Trustee will provide the Sponsor with a
                description of Capital Markets' brokerage placement practices and a form by which the Sponsor may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

                                (3) Any successor organization of Capital
                Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision.

                                (4) The Trustee and Capital Markets shall
                continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                      (v) Securities Law Reports. The Named Fiduciary shall be
               responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named




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

                Fiduciary may reasonably request in order to comply with Federal or state securities laws.

                        (vi) Voting and Tender Offers. Notwithstanding any other
                provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

                                (A) Voting.

                                        (1) When the issuer of Sponsor Stock
                prepares for any annual or special meeting, the Sponsor shall timely notify the Trustee in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information that is distributed to shareholders of Sponsor Stock. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the Stock Fund.

                                        (2) Each participant with an interest in
                the Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund as directed by the participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

                                        (3) The Trustee shall vote that number
                of shares of Sponsor Stock not credited to participants' accounts in the same proportion on each issue as it votes those shares credited to participants' accounts for which it received voting directions from participants.

                                (B) Tender Offers.

                                        (1) Upon commencement of a tender offer
                for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock that reflect the participants proportional interest in the Stock Fund (both vested and unvested).

                                        (2) Each participant shall have the
                right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

                                        (3) Except as otherwise required by law,
                the Trustee shall tender that number of shares of Sponsor Stock not credited to participants' accounts in the same proportion as the total number of shares of Sponsor Stock credited to participants' accounts for which it has received instructions from Participants.

                                        (4) A participant who has directed the
                Trustee to tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(i)(vi)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                                        (5) A direction by a participant to the
                Trustee to tender shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

                        (vii) General. With respect to all rights other than the
                right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's proportional interest in the Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

                        (viii) Conversion. All provisions in this Section 4(i)
                shall also apply to any securities received as a result of a conversion of Sponsor Stock.

        (3) Amending the "investment options" section of Schedules "A" and "C" to add the following:

                        -       California Microwave Stock Fund

        (4) Amending the "Trustee Fees" section of Schedule "B" to add the following:

                - To the extent that assets are invested in Sponsor stock, .10% of such assets in the Trust payable pro rata quarterly on the bases of such assets as of the calendar quarter's last valuation date, but no less than $10,000 nor more than $35,000 per year.

        (5) Amending Schedule "H" Telephone Exchange Procedures, by adding the following section:

                EXCHANGE RESTRICTIONS

                Investments in the Stock Fund will consist primarily of shares of Sponsor Stock. However, in order to satisfy daily participant requests for exchanges, loans and withdrawals, the Stock Fund will also hold cash or other short-term liquid investments in an amount that has been agreed to in writing by the Sponsor and the Trustee. The Trustee will be responsible for ensuring that the percentage of these investments falls within the agreed upon range over time. However, if there is insufficient liquidity in the Sponsor Stock Fund to allow for such activity, the Trustee will sell shares of Sponsor Stock in the open market. Exchange and redemption transactions will be processed as soon as proceeds from the sale of Sponsor Stock are received.

        IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CALIFORNIA MICROWAVE, INC.                   FIDELITY MANAGEMENT TRUST
                                             COMPANY

By: /s/ Harriot Puviance                    By: /s/ Vice President
   -------------------------------             --------------------------------
                            Date               Vice President             Date